File No. 333-122639
                                                                  Rule 424(b)(3)

PRICING SUPPLEMENT
------------------
(To MTN Prospectus Supplement,
General Prospectus Supplement
and Prospectus, each dated March 31, 2006)
Pricing Supplement Number:2596

                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series C
                   Due Nine Months or More from Date of Issue

                               Floating Rate Notes

Principal Amount:           $100,000,000                           Original Issue Date:                November 06, 2006

CUSIP Number:               59018YYP0                              Stated Maturity Date:               April 29, 2011

Issue Price:                100.00%

Interest Calculation:                                              Day Count Convention:
--------------------                                               --------------------
|X| Regular Floating Rate Note                                     |X| Actual/360
| | Inverse Floating Rate Note                                     | | 30/360
        (Fixed Interest Rate):                                     | | Actual/Actual




Interest Rate Basis:
-------------------

|X| LIBOR                                                          | | Commercial Paper Rate
| | CMT Rate                                                       | | Eleventh District Cost of Funds Rate
| | Prime Rate                                                     | | CD Rate
| | Federal Funds Rate                                             | | Other (see attached)
| | Treasury Rate
 Designated CMT Page:                                              Designated LIBOR Page:

               CMT Moneyline Telerate Page:                                  LIBOR MoneylineTelerate Page: 3750
                                                                                      LIBOR Reuters Page:


Index Maturity:             One Month                              Minimum Interest Rate:              Not Applicable



Spread:                     0.1700%                                Maximum Interest Rate:              Not Applicable

Initial Interest Rate:      Calculated as if the Original Issue    Spread Multiplier:                  Not Applicable
                            Date was an Interest Reset Date

Interest Reset Dates:    Monthly, on the 29th, commencing on November 29, 2006,
                         subject to modified following Business Day convention.

Interest Payment Dates:  Monthly, on the 29th, commencing on November 29, 2006, subject to modified following Business Day convention.
                         Short Stub at the first payment.
Repayment at the
Option of the Holder:    The Notes cannot be repaid prior to the Stated Maturity
                         Date.

Redemption at the
Option of the Company:   The Notes cannot be redeemed prior to the Stated
                         Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                 The Bank of New York

Underwriting Discount:   0.0000%

Dated:                   October 23, 2006